UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): July 8, 2015

SPHERIX INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-5576	52-0849320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6430 Rockledge Drive, Suite 503 Bethesda, MD	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 992-9260

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2015, Mr. Alexander Poltorak informed the Board of Directors (the “Board”) of Spherix Incorporated (the “Company”) that he intends to resign as a member of the Board, effective upon the election and qualification of Mr. Tim Steven Ledwick as a director of the Company. Mr. Poltorak’s resignation is not due to any disagreement with the Company or its management.

On July 8, 2015, the Board appointed Tim Steven Ledwick to serve as a director of the Company, effective as of July 9, 2015, the date of his acceptance of such position. Mr. Ledwick is not currently expected to be appointed as a member of any of the Board committees, although the Board is continuing to evaluate whether Mr. Ledwick may be appointed to a Board committee in the future. There is no arrangement or understanding between Mr. Ledwick and any other person pursuant to which Mr. Ledwick was appointed as a director. Mr. Ledwick is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K and, as of this time, has not entered into any material plan, contract, arrangement or amendment in connection with his election to the Board. Mr. Ledwick is eligible to participate in all benefit plans or compensatory arrangements from time to time in effect for the Company's other Board members.

Item 9.01. Financial Statements and Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

99.1	Press Release of Spherix Incorporated, dated July 14, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  July 14, 2015

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes
Title: Chief Executive Officer